UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2020

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)

100 International Drive, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 581-8042

N/A (Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MED	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Director Resignation.

On September 4, 2020, Carl E. Sassano resigned as a director of Medifast, Inc. (the “Company”) effective immediately. Mr. Sassano’s resignation from positions of director and chair of the Compensation Committee of the Company’s Board of Directors (the “Board”) did not involve any disagreement with management or the Board related to the Company’s operations, policies or practices. The Board and Management thank Mr. Sassano for his dedicated service over the past seven years.

(e) Compensatory Arrangements with Certain Officers.

Executive Severance Plan.

On September 10, 2020, the Board, upon recommendation of the Compensation Committee, approved changes to the previously approved Executive Severance Plan (the “Plan”) to adjust the calculation of the bonus portion of severance benefits and to harmonize the severance benefits for executives other than the CEO. The CEO, and all executive officers of the Company who are direct reports of the CEO at the Executive Vice President-level or above are eligible to receive benefits under the Plan.

Amendments to the Plan include the following:

•	Upon a qualifying termination that is prior to or more than two years following a Change in Control (as defined in the Plan) of the Company, and subject to the participant’s execution of a release of claims, the participant will be entitled to severance equal to base salary plus Target Bonus (1.5 times base salary plus Target Bonus for the CEO), and a pro-rated annual bonus for year-of-termination, based on the number of full months during the year the participant was employed, paid at the end of the year based on actual Company performance.

•	Upon a qualifying termination that is during the two years following a Change in Control (as defined in the Plan) of the Company, and subject to the participant’s execution of a release of claims, the participant will be entitled to severance equal to 1.5 times base salary plus Target Bonus (2.5 times base salary plus Target Bonus for the CEO), and their Target Bonus for year-of-termination, pro-rated based on the number of full months during the year the participant was employed.

Item 8.01.	Other Events.

On September 10, 2020, the Company issued a press release announcing the declaration of a cash dividend by the Board. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated September 10, 2020 titled “Medifast, Inc. Announces Quarterly Dividend”
104.1	Cover Page Interactive Data File (embedded within the Inline XBRLDocument)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ James P. Maloney
James P. Maloney Chief Financial Officer

Dated: September 10, 2020

3